Exhibit 10.1

AMENDMENT #1 TO AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

AMENDMENT #1 dated as of August 6, 2010 (this “Amendment”) to AMENDED AND RESTATED EMPLOYMENT AGREEMENT by and between tw telecom holdings inc., a Delaware corporation (“Company”), and John Blount (the “Executive”).

WHEREAS, the Company and the Executive entered into an Amended and Restated Employment Agreement dated December 12, 2008 (the “Prior Agreement”).

WHEREAS, the Board of Directors of the Company (the “Board”) and Executive have determined that it is in the best interests of the Company and its stockholders to amend the Prior Agreement.

NOW, THEREFORE, the Prior Agreement is hereby amended as of the date first written above as follows:

Section 1. Section 1(a) of the Prior Agreement is hereby amended to read in its entirety as follows:

(a) Employment Period. The Company hereby agrees to continue to employ the Employee, and the Employee hereby agrees to continue to serve the Company, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the three year anniversary thereof (the “Employment Period”); provided that, on such three year anniversary of the Effective Date and each two year anniversary of such date thereafter (such date and each two year anniversary thereof, the “Renewal Date”), unless previously terminated in accordance with the provisions of Section 3 hereof, the Employment Period shall be automatically extended so as to terminate two years from such Renewal Date, unless, at least sixty (60) days prior to the Renewal Date, the Company shall give notice to the Employee that the Employment Period shall not be so extended.

Section 2. Except as amended hereby, the Prior Agreement shall remain in full force or effect. All references in the Prior Agreement to “the Agreement” or “this Agreement” will refer to the Prior Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the Board, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

John Blount

/s/ John Blount

tw telecom holdings inc.

By	/s/ Larissa Herda

Name: Larissa Herda
Title: Chairman, Chief Executive Officer and President

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